                                SECOND AMENDMENT

                          Dated as of February 23, 1995

     THIS SECOND AMENDMENT, dated as of February 23, 1995, amends the Credit Agreement, dated as of May 24, 1994 (as previously amended, the "Credit Agreement"), among THE EARTH TECHNOLOGY CORPORATION (USA) (the "Company"), various financial institutions and BANK OF AMERICA ILLINOIS (formerly Continental Bank N.A.), as Agent (the "Agent"). Terms defined in the Credit Agreement as amended by this Second Amendment are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

     WHEREAS, the Company, the Agent and the Banks have entered into the Credit Agreement which provides for the Banks to make Loans to, and to issue or participate in Letters of Credit issued for the account of, the Company from time to time; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain-respects as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1 AMENDMENTS. Effective as of the Second Amendment Effective Date (as defined below), the Credit Agreement is amended in accordance with SECTIONS 1.1 through 1.15 below.

     1.1 AMENDED DEFINITIONS. Section 1 is amended by deleting the definitions of "Collateral Documents", "Computation Period", "Eligible Account Receivable" and "Interest Coverage Ratio" therein and substituting the following therefor:

          "COLLATERAL DOCUMENTS means the Company Pledge Agreement, the Subsidiary Pledge Agreements, the Security Agreement, the Mortgages and any other agreement pursuant to which the Company or any Guarantor grants collateral to the Agent for the benefit of itself and the Lenders."

          "COMPUTATION PERIOD means any period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter, PROVIDED that the Computation Periods ending on February 24, 1995 and May 26, 1995 shall consist of two and three Fiscal Quarters, respectively."

          "ELIGIBLE ACCOUNT RECEIVABLE means an Account Receivable owing to the Company or any Subsidiary (other than an Immaterial Subsidiary) which meets all of the following requirements:

          (1) it is evidenced by an invoice rendered to the Account Debtor with respect thereto and is due within thirty (30) days after its invoice date;

          (2)  it is not more than 90 days past due;

          (3) the Account Debtor thereunder is not the Account Debtor with respect to Accounts Receivable which are more than 90 days past due representing 25% or more of the unpaid amount of all Accounts Receivable from such Account Debtor;

          (4) it is genuine and in all respects what it purports to be, and is evidenced by an invoice which (i) is dated NOT EARLIER than the date of performance; and (ii) has payment terms consistent with those historically used by the Company and its Subsidiaries in the conduct of their respective businesses in the ordinary course;

          (5) it arises from the Company's or such Subsidiary's environmental assessment, site remediation, environmental and hazardous waste management, infrastructure, facilities engineering, construction management or analytical laboratory services or from contract operations for wastewater facilities, in each case in the ordinary course of business, and the applicable services have been fully performed and, if applicable, acknowledged and/or accepted by the Account Debtor thereunder;

          (6)  it is payable in the United States and in Dollars;

          (7)  it is not subject to any assignment, claim or Lien, other than
     (a) a Lien in favor of the Agent, for the benefit of itself and the Lenders, and (b) Liens consented to by the Required Lenders in writing;

          (8) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit or allowance (except (i) any credit or allowance which has been deducted in computing the net amount of the applicable invoice as shown in the original schedule or Borrowing Base Certificate furnished to the Agent identifying or including such Account Receivable and (ii) the amount of any Retention);

          (9) it is not subject to any claim by the Account Debtor thereunder denying liability therefor in whole or in part, and such Person has not refused to accept any of the goods or services which are the subject of such Account Receivable or offered or attempted to return any of such goods;

          (10) there are no proceedings or actions which are then threatened or pending against the Account Debtor thereunder, and there has been no event or occurrence relating to such Person, which might result in any material adverse change in such Person's financial condition which is reasonable likely to result in the nonpayment of such Account Receivable in full when due;

          (11) it does not arise out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the assignment by the owner thereof to the Agent, for the benefit of itself and the Lenders, of the Account Receivable arising with respect thereto;

          (12) the Account Debtor thereunder is not an Affiliate of the Company or any Subsidiary, or a director, officer, employee or agent of the Company or any Subsidiary;

          (13) the Account Debtor with respect thereto is located within the United States of America;

          (14) the Account Debtor thereunder is not located in Indiana, New Jersey or Minnesota; PROVIDED, HOWEVER, that such restriction shall not apply to an Account Receivable if at the time the Account Receivable was created and at all times thereafter (a) the Company or the Subsidiary to which such Account Receivable is owed, as the case may be, had filed and has maintained effective a current Notice of Business Activities Report with the appropriate office or agency of the State of Indiana, New Jersey or Minnesota, as applicable, or (b) the Company or the Subsidiary to which such Account Receivable is owed, as the case may be, was and has continued to be exempt from the filing of such Report and has provided the Agent with satisfactory evidence thereof;

          (15) it is not an Account Receivable which in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement or the Security Agreement relating directly or indirectly to the Company's or any Subsidiary's Accounts Receivable; and

          (16) it does not arise from any contract with respect to which the Company or such Subsidiary maintains bonds, undertakings or instruments of guaranty guarantying the performance by the Company or such Subsidiary of its obligations under such contract.

     An Account Receivable which is at any time an Eligible Account Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account Receivable. Without limiting any of the foregoing eligibility requirements, no Retention shall be included in Eligible Accounts Receivable (but any Account Receivable which at any time constitutes Retention may subsequently be included in Eligible Accounts Receivable if (a) all conditions to the Account Debtor's obligation to make payment thereof have been met so that it no longer constitutes "Retention" and (b) it otherwise meets the eligibility requirements set forth above.) Further, with respect to any Account Receivable, if the Agent at any time hereafter determines in its reasonable discretion that the prospect of payment or performance by the Account Debtor thereunder is or will be impaired for any reason whatsoever, notwithstanding anything to the contrary contained above, such Account Receivable shall, upon notice to the Company from the Agent, forthwith cease to be an Eligible Account Receivable."

          "INTEREST COVERAGE RATIO means, for any period, the ratio of (a) Consolidated Net Income for such period before deducting (i) interest expense and taxes of the Company and its Subsidiaries (other than the Immaterial Subsidiaries) and (ii) the HazWaste Merger Charge (to the extent deducted in such period) to (b) the Company's and its Subsidiaries' (other than the Immaterial Subsidiaries') consolidated interest expense for such period; IT BEING UNDERSTOOD that for purposes of calculating the Interest Coverage Ratio, HazWaste shall be deemed to have become a Subsidiary on August 27, 1994."

     1.2 NEW DEFINITIONS. Section 1 Agreement is amended by adding the following definitions in appropriate alphabetical order:

          "HAZWASTE means HazWaste Industries Incorporated, a Virginia corporation."

          "HAZWASTE MERGER means the merger of HazWaste into ET-Sub II, Inc., a wholly owned Subsidiary of the Company, pursuant to the Agreement and Plan of Merger dated as of October 24, 1994 among the Company, ET-Sub II, Inc. and HazWaste."

          "HAZWASTE MERGER CHARGE means the one-time special charge taken by the Company in connection with the HazWaste Merger as described in the Proxy dated January 19, 1995; PROVIDED that for purposes of this Agreement the HazWaste Merger Charge shall not exceed $4,500,000."

     1.3 SECTION 2.1.3. Section 2.1.3 is amended by deleting the amount "$20,000,000" therein and substituting the amount "$25,000,000" therefor.

     1.4 SECTION 9.4. Section 9.4 is amended in its entirety to read as follows:

          "9.4 FINANCIAL INFORMATION. (a) The Company's audited consolidated financial statements as at August 26, 1994, and the Company's unaudited consolidated financial statements as at November 25, 1994, have been prepared in accordance with generally accepted accounting principles (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and fairly present the financial condition of the Company and its Subsidiaries on a consolidated basis as of such dates and their consolidated results of operations for the Fiscal Year and fiscal period then ended. The unaudited pro forma consolidated financial statements of the Company and its Subsidiaries as at August 26, 1994 and November 25, 1994, after giving effect to the HazWaste Merger, which are included in the Proxy dated January 19, 1995, copies of which have been furnished to the Lenders, have been prepared in accordance with generally accepted accounting principles and fairly present the pro forma financial condition of the Company and its Subsidiaries as at such dates, after giving effect to the HazWaste Merger.

          (b) HazWaste's unaudited consolidated financial statements as at December 2, 1994, copies of which have been furnished to the Lenders, have been prepared in accordance with generally accepted accounting principles, subject to the absence of footnotes and to normal year-end adjustments, and fairly present the financial condition of HazWaste and its Subsidiaries on a consolidated basis as of such date and their consolidated results of operations for the periods then ended."

     1.5 SECTION 10.1.8. Section 10.1.8 is amended by delating the language "and an aging of Accounts Receivable in such detail as the Agent shall require" at the end thereof and substituting the following language therefor:

          ", together with (a) an aging of Accounts Receivable in such detail as the Agent shall require, (b) a 50% Complete Report by Billing-ID and an Overrun Report by Billing-ID, in each case substantially in the form customarily prepared by the Company as of the date of the First Amendment to this Agreement, and (c) a HazWaste Unbilled Rollforward Report, substantially in the form customarily prepared by HazWaste as of the date of the First Amendment to this Agreement".

     1.6 SECTION 10.6.1. Section 10.6.1 is amended in its entirety to read as follows:

          "10.6.1 MINIMUM TANGIBLE NET WORTH. Not at any time permit Tangible Net Worth to be less than (a) during the Computation Quarter commencing February 24, 1995, the greater of Tangible Net worth on February 24, 1995 and $8,500,000; and (b) during any Computation Quarter commencing on or after May 26, 1995, an amount equal to the sum of (i) the minimum Tangible Net Worth required under this SECTION 10.6.1 during the immediately prior Computation Quarter, PLUS (ii) 50% of Consolidated Net Income during the Fiscal Quarter ending on the first day of such current Computation Quarter, PLUS (iii) 100% of all proceeds (net of any underwriting discounts and brokers' commissions) of any offering or distribution of the Company's common stock or any other equity interest in the Company received during the Fiscal Quarter ending on the first day of such current Computation Quarter."

     1.7 SECTION 10.6.2. Section 10.6.2 is amended by adding the following parenthetical clause at the end thereof: "(it being understood that the HazWaste Merger Charge shall be excluded in calculating Consolidated Net Income for the Fiscal Quarter ending February 24, 1995)".

     1.8 SECTION 10.6.4. Section 10.6.4 is amended in its entirety to read as follows:

          "10.6.4  LEVERAGE RATIO.  Not permit the ratio of (a) Total Debt to
     (b) the sum of Total Debt PLUS the consolidated stockholders' equity of the Company (excluding any portion thereof attributable to Immaterial Subsidiaries) during any period set forth below to be greater than the percentage set forth opposite such period:

          PERIOD                             MAXIMUM LEVERAGE RATIO

          Effective Date through and
          including May 26, 1995                       65%

          May 27, 1995 through and
          including November 24, 1995                  62%

          November 25, 1995 through and
          including May 24, 1996                       59%

          May 25, 1996 through and
          including November 29, 1996                  56%

          November 30, 1996 through and
          including February 28, 1997                  53%

\         March 1, 1997 and at all
          times thereafter                             50%."

     1.9 SECTION 10.6.6. Section 10.6.6 is amended in its entirety to read as follows:

          "10.6.6 FIXED CHARGE COVERAGE. Not permit the ratio, for any Computation Period commencing with the Computation Period ending February 24, 1995, of (i) EBITDA PLUS operating lease expense (whether or not paid) of the Company and its Subsidiaries (other than the Immaterial Subsidiaries) for such Computation Period (plus, to the extent deducted in such Computation Period, the HazWaste Merger Charge) to
     (ii) (x) interest expense of the Company and its Subsidiaries (other than the Immaterial Subsidiaries) PLUS all payments on Capital Leases and operating leases (without double-counting with interest expense) by the Company and its Subsidiaries (other than the Immaterial Subsidiaries) PLUS preferred stock dividends paid by the Company and its Subsidiaries (other than the Immaterial Subsidiaries) (on a consolidated basis) PLUS all taxes paid by the Company and its Subsidiaries (other than the Immaterial Subsidiaries) PLUS Capital Expenditures of the Company and its Subsidiaries (other than the Immaterial Subsidiaries), in each case during such Computation Period, PLUS (y) scheduled maturities of long-term debt of the Company and its Subsidiaries (other than the Immaterial Subsidiaries) for the next succeeding four Fiscal Quarters (or, in the case of the Computation Periods ending on February 24, 1995 and May 26, 1995, for the next succeeding two or three Fiscal Quarters, respectively), to be less than 1.0 to 1.0."

     1.10 SECTION 10.6.7.  Section 10.6 is amended by adding a new Section
10.6.7 to read as follows:

          "10.6.7 MAXIMUM UNDERBILLINGS RATIO. Not permit, as of the last day of any Fiscal Quarter, the ratio of (i) the product of (a) the sum of (x) the amount of the outstanding Trade Receivables-Unbilled as shown on a balance sheet of HazWaste PLUS (y) the amount of outstanding Work-In-Process as shown on a balance sheet of HazWaste multiplied by (b) 365 to
     (ii) the product of (a) the gross revenues of HazWaste for such Fiscal Quarter multiplied by (b) 4, to be greater than 70 to 1.0."

     1.11 SECTION 10.7. Section 10.7 is amended in its entirety to read as follows:

          "10.7 MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SALES. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any Substantial Part of its assets, or sell or assign with or without recourse any receivables, or make any Acquisition, except for (i) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any Subsidiary into, with or to the Company or into, with or to any wholly-owned Subsidiary (other than any Immaterial Subsidiary); (ii) any such Acquisition by the Company or any Subsidiary (other than any Immaterial Subsidiary) of the assets or stock of any wholly-owned Subsidiary; or (iii) the HazWaste Merger. For purposes of this SECTION 10.7, "SUBSTANTIAL PART" means 10% or more of the book value of the consolidated tangible assets of the Company and its Subsidiaries, taken as a whole."

     1.12 SECTION 10.12. Section 10.12 is amended by deleting the amount "$4,000,000" therein and substituting the amount "$5,000,000" therefor.

     1.13 SECTION 10.20. Section 10.20 is amended in its entirety to read as follows:

          "10.20 BUSINESS ACTIVITIES. Not, and not permit any Subsidiary to, engage in any business activity other than environmental assessment, site remediation, environmental and hazardous waste management, infrastructure, construction management and analytical laboratory services and contract operations for wastewater facilities, and such other activities as are reasonably incidental to any of the foregoing."

     1.14 SCHEDULE I.  Schedule I to the Credit Agreement is deleted and
SCHEDULE I attached hereto is substituted therefor.

     1.15 EXHIBIT C. Exhibit C to the Credit Agreement is deleted and the EXHIBIT C attached hereto is substituted therefor.

     SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Banks that (a) the execution and delivery by the Company of this Second Amendment, the New Note (as defined below) and the Company Pledge Amendment (as defined below) and the performance by the Company of its obligations under the Credit Agreement as amended by this Second Amendment (as so amended, the "Amended Credit Agreement"), the New Note and the Company Pledge Agreement as amended by the Company Pledge Amendment (as so amended, the "Amended Company Pledge Agreement") (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Company or of any indenture, loan agreement or other contract, order or decree which is binding upon the Company and (b) each of the Amended Credit Agreement, the New Note and the Amended Company Pledge Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     SECTION 3 EFFECTIVENESS. The amendments set forth in SECTION 1 above shall become effective, as of the day and year first above written, on such date (the "Second Amendment Effective Date") when the Agent shall have received (a) evidence that the HazWaste Merger has occurred, (b) the fee required to be paid pursuant to the letter agreement dated as of the date hereof between the Agent and the Company, (c) evidence, satisfactory to the Agent, that all existing indebtedness for borrowed money of HazWaste and its Subsidiaries has been (or concurrently with the effectiveness hereof will be) paid in full and that all liens securing such indebtedness have been (or concurrently with the effectiveness hereof will be) terminated and (d) each of the following documents, each in form and substance satisfactory to the Agent and each Bank.

     3.1 SECOND AMENDMENT. Counterparts of this Second Amendment executed by the parties hereto.

     3.2 NEW NOTE. The promissory note of the Company (the "New Note"), substantially in the form of Exhibit A to the Credit Agreement, payable to the order of Bank of America Illinois in the principal amount of $25,000,000.

     3.3 SUBSIDIARY GUARANTY. A counterpart of the Subsidiary Guaranty duly executed by HazWaste and each of its Subsidiaries.

     3.4 SECURITY AGREEMENT. A counterpart of the Security Agreement duly executed by HazWaste and each of its Subsidiaries.

     3.5 COMPANY PLEDGE AGREEMENT AMENDMENT. An amendment (the "Company Pledge Amendment") to the Company Pledge Agreement, duly executed by the Company and the Agent, in form and substance satisfactory to the Agent, together with all collateral and other items required to be delivered in connection therewith.

     3.6 SUBSIDIARY PLEDGE AGREEMENT. A pledge agreement (the "HazWaste Subsidiary Pledge Agreement"), substantially in the form of Exhibit H to the Credit Agreement, duly executed by HazWaste, together with all collateral and other items required to be delivered in connection therewith.

     3.7 UCC FINANCING STATEMENTS. Evidence, satisfactory to the Agent, that all filings (including, without limitation, UCC-1 Financing Statements) and other actions necessary to perfect the Agent's Lien on any collateral granted under the Security Agreement have been duly made and are in full force and effect.

     3.8 RESOLUTIONS. Certified copies of resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Second Amendment, the New Note and the Company Pledge Amendment and the performance by the Company of its obligations under the Amended Credit Agreement, the New Note and the Amended Company Pledge Agreement; and certified copies of resolutions of the Board of Directors of each of HazWaste and each of its Subsidiaries authorizing the execution and delivery by such entity of the Subsidiary Guaranty, the Security Agreement and, in the case of HazWaste, the HazWaste Subsidiary Pledge Agreement and the performance by such entity of its obligations under the Subsidiary Guaranty, the Security Agreement and, in the case of HazWaste, the HazWaste Subsidiary Pledge Agreement.

     3.9 INCUMBENCY CERTIFICATES. A certificate of the Secretary or an Assistant Secretary of each of the Company, HazWaste and each of HazWaste's Subsidiaries as to the incumbency and signatures of the officers of such entity who will be executing (a) in the case of the Company, this Second Amendment, and
(b) in the case of each such entity, any document pursuant hereto.

     3.10 CONFIRMATION. A confirmation in the form of ATTACHMENT I hereto from each of the Guarantors (other than HazWaste and its Subsidiaries).

     3.11 OPINION. The opinions of Skadden, Arps, Slate, Meagher & Flom, special counsel to the Company and its Subsidiaries (including HazWaste and its Subsidiaries), and Williams, Mullen, Christian & Dobbins, counsel to HazWaste and its Subsidiaries, in each case in form and substance satisfactory to the Agent.

     3.12 MERGER AGREEMENT. A certified copy of the Agreement and Plan of Merger dated as of October 24, 1994 among the Company, ET-Sub II, Inc. and HazWaste.

     SECTION 4  MISCELLANEOUS.

     4.1 CONTINUING EFFECTIVENESS, ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness hereof, all references in the Credit Agreement, the New Note and the other Loan Documents to "Credit Agreement", "Agreement" or similar terms shall refer to the Amended Credit Agreement.

     4.2 COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Second Amendment.

     4.3 GOVERNING LAW. This Second Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

     4.4 SUCCESSORS AND ASSIGNS. This Second Amendment shall be binding upon the Company, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Agent and the respective successors and assigns of the Agent and the Banks.

     Delivered at Chicago, Illinois, as of the day and year first above written.


                                        THE EARTH TECHNOLOGY
                                          CORPORATION (USA)



                                        By  /s/ Diane C. Creel
                                          ---------------------------------
                                          Title  Chairwoman, CEO & President
                                               ----------------------------


                                        BANK OF AMERICA ILLINOIS,
                                          individually and as Agent



                                        By /s/ Paul R. Fry
                                          ---------------------------------
                                          Senior Vice President





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